UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 8, 2009

Date of Report (Date of earliest event reported)

FLEXPOINT SENSOR SYSTEMS, INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	0-24368 (Commission File Number)	87-0620425 (IRS Employer Identification No.)
106 West Business Park Drive, Draper, Utah (Address of principal executive offices)		84020 (Zip code)

Registrant’s telephone number, including area code:   801-568-5111

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

 (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events

During Flexpoint Sensor Systems, Inc.’s telephone conference on June 3, 2009, the Company announced financial results, operating activities and other events related to their growth for 2009 through 2011.  On June 8, 2009 the Company released the following press release:

Flexpoint Recaps Conference Call.

Flexpoint’s Recap of Conference Call - DRAPER, Utah, June 8, 2009 (BUSINESS WIRE) –

Flexpoint Sensor Systems, Inc. (OTCBB: FLXT), management disclosed during their June 3 rdconference call that the manufacturing and joint development agreements signed in 2008 are significant milestones for the company and are evidence that the Company is transitioning from a research and development company to a production company.

In their May 14 thquarterly report the Company saw a 109% increase in revenues over the same period in prior year. Of the revenue reported 85% was related to production or prototype products compared to only 11% in 2008.  Accounts receivable had also increased by 117% from the amount reported during the first quarter 2008. “These represent some of the significant trends we are seeing that are additional evidence we are maturing from a research and development operation to a production or manufacturing based Company” reported Tom Strong, Chief Financial Officer.

Under their current agreements, the company reported they expect to be in production on Bend Sensor® related products by the end of 2009, and with the current estimated production and ramp up schedules, expect to be cash flow positive by the end of the year or early next year. The Company also estimated revenues of $3.4 million in 2010 and $12.4 million by 2011, with the potential of significantly higher revenues should the Company reach full production sooner than currently estimated.

Clark Mower, President and CEO highlighted three significant points regarding the current state of the company: “First; the Company has a long-term agreement to manufacture sensors for a major medical bed company, second; we have a development agreement with a Tier-One supplier on a seat belt reminder, (SBR), for the automobile, with additional products in the pipeline, and third; based upon current production schedules, we expect the Company to be cash flow positive by the end of this year or early next year.”

To listen to the entire recorded presentation of the company’s June 3, 2009 conference call please call

1-800-406-7325 the access code is 4081158

Flexpoint Sensor Systems, Inc. manufactures a patented cutting-edge flexible sensor that has also proven to be an extremely durable switch. The single-layer Bend Sensor® product allows for the measurement of mechanical movement, air flow, water flow or even vibration. It can be used as a range of motion sensor, or as a durable and reliable switch in most harsh environments. Flexpoint serves numerous industries including automotive, medical, industrial controls and more .

Forward-Looking Statements

This press release contains certain forward-looking statements. All statements other than statements of historical fact included in this press release are forward-looking statements.   Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and other similar expressions as they relate to the Company or its management, identify forward-looking statements.  Such forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management.  These statements are not a guarantee of future performance.  Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission.  Such statements reflect the current view of the Company’s management with respect to future events and are subject to these and other risks, uncertainties and assumptions related to the operations, result of operations, growth strategy and liquidity of the Company.  All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this paragraph.  The Company has no intention, and disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Flexpoint Sensor Systems

Tom Strong, CFO, 801-568-5111

Chesapeake Group

Brokers & Dealers:

Kevin Holmes

410-825-3930

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2009	FLEXPOINT SENSOR SYSTEMS, INC. By: /s/ Clark M. Mower Clark M. Mower President and Chief Executive Officer